UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2026, Ryman Hospitality Properties, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 63,109,272 shares of the Company’s common stock outstanding and entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 59,147,731 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

MANAGEMENT PROPOSALS:

1.	Election to the Company’s Board of Directors of the following ten director nominees:

	For	Against	Abstain	Broker Non- Votes
Rachna Bhasin	56,043,717	360,164	142,281	2,601,569
H. Eric Bolton, Jr.	55,072,077	1,457,570	16,515	2,601,569
Alvin Bowles, Jr.	56,355,297	67,151	123,714	2,601,569
Mark Fioravanti	56,262,756	266,339	17,067	2,601,569
William E. Haslam	56,363,918	166,801	15,443	2,601,569
Erin Mulligan Helgren	56,503,281	26,948	15,933	2,601,569
Christine Pantoya	55,950,982	579,846	15,334	2,601,569
Robert Prather, Jr.	55,464,584	1,044,267	37,311	2,601,569
Colin Reed	55,461,415	1,068,484	16,263	2,601,569
Michael Roth	55,583,902	945,703	16,557	2,601,569

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2026 proxy statement (i.e., “say-on-pay”):

For	Against	Abstentions	Broker Non-Votes
54,747,227	1,776,701	22,234	2,601,569

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year:

For	Against	Abstentions
57,726,765	1,405,876	15,090

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 8, 2026	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary